Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

August 5, 2011

Broadwind Energy, Inc.

47 East Chicago Avenue, Suite 332

Naperville, IL 60540

Re:	Broadwind Energy, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Broadwind Energy, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), which may be secured or unsecured, senior, subordinated or junior subordinated and issued in one or more series, (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”), (v) stock purchase contracts (the “Stock Purchase Contracts”), and (vi) stock purchase units (the “Stock Purchase Units” and, together with the Common Stock, Preferred Stock, Debt Securities, Warrants and Stock Purchase Contracts, the “Securities”), in an aggregate amount not to exceed an initial offering price of $75,000,000.

Unless otherwise specified in the applicable prospectus supplement, (i) the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”), (ii) the Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and one or more trustees (each, a “Trustee”), (iii) the Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto, (iv) the Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and the stock purchase contract agent party thereto, and (v) the Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each a “Stock Purchase Unit Agreement”) to be entered into between the Company and the stock purchase unit agent party thereto.  Each Indenture (to the extent not already filed as an exhibit to the Registration Statement), Certificate of

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Designation, Warrant Agreement, Stock Purchase Contract Agreement and Stock Purchase Unit Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated as an exhibit to the Registration Statement by reference.  We refer to the Indenture(s), any series of Debt Securities, any Warrant Agreement, any issue of Warrants, any Stock Purchase Contract Agreement and any Stock Purchase Unit Agreement collectively as the “Opinion Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) currently in effect, the Amended and Restated Bylaws of the Company (the “Bylaws”) currently in effect, and the resolutions of the Board of Directors of the Company dated August 3, 2011 relating to the Registration Statement (the “Resolutions”).  We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and of such agreements, documents, certificates, statements of governmental officials and instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.             The shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board of Directors of the Company or a duly authorized committee thereof (the “Company Board”) shall have duly adopted resolutions in conformity with the Certificate of Incorporation and the Bylaws authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold).

2.             Each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be legally issued, fully paid and non-assessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation and the Bylaws establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Certificate of Incorporation and such resolutions; and (v) certificates representing such shares of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor (which shall be in an amount at least equal to the par value of the shares being issued and sold).

3.             Each series of Debt Securities covered by the Registration Statement will constitute legally issued and binding obligations of the Company when:  (i)  the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation and the Bylaws authorizing the form, terms, execution and delivery of the Indenture (including any necessary supplemental indenture) and the form, terms, execution, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture (including any necessary supplemental indenture); (iv) the Indenture (including any necessary supplemental indenture) shall have been duly authorized, executed and delivered by the Company and the Trustee; and (v) such series of Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Indenture (including any necessary supplemental indenture) and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

4.             Each issue of Warrants covered by the Registration Statement will constitute legally issued and binding obligations of the Company when:  (i) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation and the Bylaws  authorizing the execution and delivery of the Warrant Agreement and the execution, issuance and sale of such issue of Warrants as contemplated by such Warrant Agreement; (ii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent named in the Warrant Agreement; (iii) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above (other than clause (iv) thereof) shall have been taken; (iv) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above (other than clause (v) thereof) shall have been taken; (iv) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 3 above (other than clause (v) thereof) shall have been taken; and (v) certificates, if any, representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

5.             The Stock Purchase Contracts and/or the Stock Purchase Units covered by the Registration Statement will be legally issued and binding obligations of the Company when:  (i) the Company Board shall have duly adopted resolutions in conformity with the Certificate of Incorporation and the Bylaws authorizing the execution and delivery of the Stock Purchase Contract Agreement and/or Stock Purchase unit Agreement and the execution, delivery, issuance and sale of such Stock Purchase Contracts and/or Stock Purchase Units; (ii) the applicable Stock Purchase Contract Agreement and/or Stock Purchase Unit Agreement shall have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above (other than clause (iv) thereof) have been taken; (iv) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above (other than clause (v) thereof) have been taken; (v) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above (other than clause (v) thereof) have been taken; and (vi) certificates, if any, representing such Stock Purchase Contracts and/or Stock Purchase Units shall have been duly executed, countersigned and registered in accordance with such Stock Purchase Contract Agreement and/or such Stock Purchase Unit Agreement and such resolutions and shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

The opinions in paragraphs 3, 4 and 5 above are qualified to the extent that the enforcement of the Debt Securities, the Indenture, the Warrants and the related Warrant Agreement, the Stock Purchase Contracts and the related Stock Purchase Contract Agreement and the Stock Purchase Units and the related Stock Purchase Unit Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each share of Common Stock, each share of Preferred Stock, each series of Debt Securities, each issue of Warrants and each issue of Stock Purchase Contracts and/or Stock Purchase Units, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or a prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the applicable Opinion Documents and all actions necessary for the issuance of the Securities and the forms and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Certificate of Incorporation or Bylaws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the applicable Opinion Documents or the issuance of the Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) in the case of the issue of the Debt Securities, the form of Indenture will not have been modified or amended; and (vi) in the case of the issue of Warrants, Stock Purchase Contracts or Stock Purchase Units, the terms and conditions of such Security, the underlying Security, if any, and any related Warrant Agreement, Stock Purchase Contract Agreement and/or Stock Purchase Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto.  For purposes of this opinion letter, we have further assumed that each Opinion Document will be governed by and construed in accordance with the laws of the State of New York.  With respect to each instrument or agreement executed or to be executed by any party other than the Company, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) was duly organized or formed and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation and (ii) such party had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

This letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP